EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and effective as of November 11, 1998 between OMEGA METALS, INC., a Florida corporation (the "Corporation"), and ERIK WIISANEN, an individual ("Executive").

         WHEREAS, Executive has been in the employ of the Corporation as its Vice President-Marketing; and

         WHEREAS, the Corporation desires to assure the continuation of Executive's services in connection with its business and that of its subsidiaries and affiliates;

         THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows:

         1. Employment. Corporation hereby employs Executive and Executive accepts such employment on the terms and conditions set forth herein.

                  1.1 Executive covenants to perform in good faith his employment duties as outlined herein, devoting his full productive time, energies and abilities to the proper and efficient management of the business of the Corporation and its subsidiaries and affiliates and for their exclusive benefit.

                  1.2 Executive shall not, without the prior written consent of the Corporation, directly or indirectly, during the term of this Agreement: (I) render services of business, professional or commercial nature to any other person or entity, whether for compensation or otherwise, similar or relating to the business of the Corporation or its subsidiaries and affiliates, or (ii) engage in any activity competitive with or adverse to the Corporation's business or welfare, whether alone, as a partner or member, or as an officer, director, Executive or 5% or greater shareholder of a corporation.

         2. Term of Employment. Subject to the provisions set forth herein, the term of Executive's employment hereunder shall continue for two (2) years.

         3. Duties. Executive shall be employed and perform duties similar to those that he is now performing on behalf of Corporation, or such other activities within his area of expertise which the Corporation determines.

         4. Compensation. For all services he may render to the Corporation during the term of this Agreement, including services as officer, director or member of any committee of the Board of Directors of the Corporation and its subsidiaries, Executive shall receive the following compensation:

                  4.1 Executive shall receive a base salary at the rate of $125,000 per year.

                  4.2 (a) The Corporation agrees to pay to the Executive a profit participation (his "Profit Participation") equal to ten percent (10%) of the net profits of the Corporation in excess of $1,200,000 ("Net Profits") for each fiscal year of the Corporation during the term of this Agreement.

         The Profit Participation with respect to a fiscal year shall be paid to the Executive within 120 days after the end of the fiscal year.

                           (b) The Net Profits of the Corporation and its
subsidiaries shall be determined by the independent public accountants regularly retained by the Corporation, in accordance with generally accepted accounting principles consistently applied, and their determination shall be final and conclusive. Such Net Profits shall be determined after eliminating all capital gains and losses and deducting all proper expenses and charges on income and the profit participations payable pursuant to this Agreement with respect to such fiscal year.

                           (c) As to the fiscal year in which this Agreement is
executed and the fiscal year in which this Agreement expires, if it expires other than on the last day of the Corporation's fiscal year, the Profit Participation is to be pro rated, and the sum to which the Executive will be entitled as his Profit Participation for any such fiscal year will be the amount obtained by multiplying what the profit participation would have been for the full fiscal year by a fraction, the numerator of which will be the number of full calendar months of the fiscal year during which the Executive rendered services pursuant to this Agreement and the denominator of which will be 12.

         5. Benefits. During the term of this Agreement, Executive shall be entitled to the following executive benefits:

                  5.1 Executive shall be entitled to reasonable vacation time without reduction in salary.

                  5.2 During the period of his employment, Executive shall be reimbursed for reasonable traveling and other business expenses reasonably incurred in connection with the performance of his duties hereunder, subject to reasonable verification as required in order for the Corporation to comply with applicable laws and regulations and accounting practices.

                  5.3 Executive shall be entitled to all other benefits of employment generally available to members of management of the Corporation.

         6. Termination. The employment of Executive may be terminated at any time by:

                  (i)  Mutual agreement; or

                  (ii) Action of the Board of Directors, on thirty days' prior written notice, in the event of illness or disability or Executive resulting in failure to discharge his duties under this Agreement for ninety or more consecutive days or for a total of one hundred eighty or more days in a period of twelve consecutive months; or

                  (iii) Action of the Board of Directors, if it shall be established that Executive is in material default in the performance of his obligations, services or duties hereunder (other than for illness or incapacity) or has materially breached any provision of this Agreement and such default or breach has continued for twenty (20) days after written notice of such non-performance or breach.

         7. Insurance. Executive agrees that the Corporation may procure insurance on his life, in such amounts as the Corporation may in its discretion determine, and with the Company or any of its subsidiaries or affiliates named as the beneficiary under such policy or policies. Executive agrees that upon request from the Corporation he will submit to a physical examination and will execute each such application or other documents as may be required for the procurement of such insurance.

         8 Trade Secrets. Executive agrees that he will not, during or after the termination of his employment with the Corporation, furnish or make accessible to any person, firm, corporation or any other entity any trade secrets, technical data, customer list, sales representatives, or know-how acquired by him during the term of his employment with the Corporation which relates to the business, practices, methods, processes, programs, equipment or other confidential or secret aspects of the business of the Company, or its subsidiaries or affiliates or any portion thereof, without the prior written consent of the Corporation, unless such information shall have become public knowledge, other than being divulged or made accessible by Executive.

         9 Non-disclosure. During the term of his employment and for two (2) years after its termination, Executive will not, directly or indirectly, disclose the names of the Corporation's customers, prospects or sales representatives or those of its subsidiaries and affiliates or attempt to influence such customers or representatives to cease doing business with the Company or its subsidiaries or affiliates.

         Executive shall communicate and make known to the Corporation all knowledge possessed by him which he may legally impart relating to any methods, developments, designs, processes, programs, services, and ideas which concern in any way the business or prospects of the Corporation and its subsidiaries and affiliates from the time of entering his employment until the termination thereof.

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

         10 Conflict of Interest. Executive agrees that during the term of his employment and any extensions thereof, he will comply with the policy of the Corporation with respect to the Corporation entering into, directly or indirectly, any transactions with any business organization or other entity in which he or any member of his family has a direct or indirect interest.

         11 Miscellaneous.

                  11.1 The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

                  11.2 Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, at the address of its principal place of business, and any notice to be given to Executive shall be addressed to him at his home address last shown on the records of the Corporation, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

                  11.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

                  11.4 The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Corporation.

                  11.5 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            OMEGA METALS, INC.

                                                /s/ Victor E. Murray
                                            By: ---------------------------
                                                VICTOR E. MURRAY

                                                /s/ Erik Wiisanen
                                                ---------------------------
                                                ERIK WIISANEN

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and effective as of November 11, 1998 between OMEGA METALS, INC., a Florida corporation (the "Corporation"), and JOHN PRESLEY, an individual ("Executive").

         WHEREAS, Executive has been in the employ of the Corporation as its President; and WHEREAS, the Corporation desires to assure the continuation of Executive's services in connection with its business and that of its subsidiaries and affiliates;

         THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows:

         1. Employment. Corporation hereby employs Executive and Executive accepts such employment on the terms and conditions set forth herein.

                  1.1 Executive covenants to perform in good faith his employment duties as outlined herein, devoting his full productive time, energies and abilities to the proper and efficient management of the business of the Corporation and its subsidiaries and affiliates and for their exclusive benefit.

                  1.2 Executive shall not, without the prior written consent of the Corporation, directly or indirectly, during the term of this Agreement: (I) render services of business, professional or commercial nature to any other person or entity, whether for compensation or otherwise, similar or relating to the business of the Corporation or its subsidiaries and affiliates, or (ii) engage in any activity competitive with or adverse to the Corporation's business or welfare, whether alone, as a partner or member, or as an officer, director, Executive or 5% or greater shareholder of a corporation.

         2. Term of Employment. Subject to the provisions set forth herein, the term of Executive's employment hereunder shall continue for two (2) years.

         3. Duties. Executive shall be employed and perform duties similar to those that he is now performing on behalf of Corporation, or such other activities within his area of expertise which the Corporation determines.

         4. Compensation. For all services he may render to the Corporation during the term of this Agreement, including services as officer, director or member of any committee of the Board of Directors of the Corporation and its subsidiaries, Executive shall receive the following compensation:

                  4.1 Executive shall receive a base salary at the rate of $125,000 per year.

                  4.2 (a) The Corporation agrees to pay to the Executive a profit participation (his "Profit Participation") equal to ten percent (10%) of the net profits of the Corporation in excess of $1,200,000 ("Net Profits") for each fiscal year of the Corporation during the term of this Agreement.

         The Profit Participation with respect to a fiscal year shall be paid to the Executive within 120 days after the end of the fiscal year.

                           (b) The Net Profits of the Corporation and its
subsidiaries shall be determined by the independent public accountants regularly retained by the Corporation, in accordance with generally accepted accounting principles consistently applied, and their determination shall be final and conclusive. Such Net Profits shall be determined after eliminating all capital gains and losses and deducting all proper expenses and charges on income and the profit participations payable pursuant to this Agreement with respect to such fiscal year.

                           (c) As to the fiscal year in which this Agreement is
executed and the fiscal year in which this Agreement expires, if it expires other than on the last day of the Corporation's fiscal year, the Profit Participation is to be pro rated, and the sum to which the Executive will be entitled as his Profit Participation for any such fiscal year will be the amount obtained by multiplying what the profit participation would have been for the full fiscal year by a fraction, the numerator of which will be the number of full calendar months of the fiscal year during which the Executive rendered services pursuant to this Agreement and the denominator of which will be 12.

        5. Benefits. During the term of this Agreement, Executive shall be entitled to the following executive benefits:

                  5.1 Executive shall be entitled to reasonable vacation time without reduction in salary.

                  5.2 During the period of his employment, Executive shall be reimbursed for reasonable traveling and other business expenses reasonably incurred in connection with the performance of his duties hereunder, subject to reasonable verification as required in order for the Corporation to comply with applicable laws and regulations and accounting practices.

                  5.3 Executive shall be entitled to all other benefits of employment generally available to members of management of the Corporation.

         6. Termination. The employment of Executive may be terminated at any time by:

                  (i)  Mutual agreement; or

                  (ii) Action of the Board of Directors, on thirty days' prior written notice, in the event of illness or disability or Executive resulting in failure to discharge his duties under this Agreement for ninety or more consecutive days or for a total of one hundred eighty or more days in a period of twelve consecutive months; or

                  (iii) Action of the Board of Directors, if it shall be established that Executive is in material default in the performance of his obligations, services or duties hereunder (other than for illness or incapacity) or has materially breached any provision of this Agreement and such default or breach has continued for twenty (20) days after written notice of such non-performance or breach.

         7. Insurance. Executive agrees that the Corporation may procure insurance on his life, in such amounts as the Corporation may in its discretion determine, and with the Company or any of its subsidiaries or affiliates named as the beneficiary under such policy or policies. Executive agrees that upon request from the Corporation he will submit to a physical examination and will execute each such application or other documents as may be required for the procurement of such insurance.

         8 Trade Secrets. Executive agrees that he will not, during or after the termination of his employment with the Corporation, furnish or make accessible to any person, firm, corporation or any other entity any trade secrets, technical data, customer list, sales representatives, or know-how acquired by him during the term of his employment with the Corporation which relates to the business, practices, methods, processes, programs, equipment or other confidential or secret aspects of the business of the Company, or its subsidiaries or affiliates or any portion thereof, without the prior written consent of the Corporation, unless such information shall have become public knowledge, other than being divulged or made accessible by Executive.

         9 Non-disclosure. During the term of his employment and for two (2) years after its termination, Executive will not, directly or indirectly, disclose the names of the Corporation's customers, prospects or sales representatives or those of its subsidiaries and affiliates or attempt to influence such customers or representatives to cease doing business with the Company or its subsidiaries or affiliates.

         Executive shall communicate and make known to the Corporation all knowledge possessed by him which he may legally impart relating to any methods, developments, designs, processes, programs, services, and ideas which concern in any way the business or prospects of the Corporation and its subsidiaries and affiliates from the time of entering his employment until the termination thereof.

         10 Conflict of Interest. Executive agrees that during the term of his employment and any extensions thereof, he will comply with the policy of the Corporation with respect to the Corporation entering into, directly or indirectly, any transactions with any business organization or other entity in which he or any member of his family has a direct or indirect interest.

         11 Miscellaneous.

                  11.1 The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

                  11.2 Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, at the address of its principal place of business, and any notice to be given to Executive shall be addressed to him at his home address last shown on the records of the Corporation, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

                  11.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

                  11.4 The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Corporation.

                  11.5 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              OMEGA METALS, INC.


                                                  /s/ Victor Murray
                                              By: ---------------------------
                                                  VICTOR MURRAY

                                                  /s/ John Presley
                                                  ---------------------------
                                                  JOHN PRESLEY

Omega/Emplyjp


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